UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

(Address of principal executive offices)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 2, 2016, Approach Resources Inc. (the “Company”) and Wilks Brothers, LLC, a Texas limited liability company (“Wilks Brothers”) and SDW Investments, LLC, a Texas limited liability company (“SDW Investments,” and collectively with Wilks Brothers, the “Noteholders” and each, a “Noteholder”), entered into an exchange agreement (the “Exchange Agreement”), pursuant to which, on the terms and subject to the conditions of the Exchange Agreement, the Noteholders will exchange $130,552,000 of outstanding 7.00% Senior Notes due 2021 (the “Notes”), representing all of the Notes beneficially owned by them (approximately 56.7% of the outstanding principal amount of the Notes), for an aggregate of 39,165,600 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at an exchange ratio (the “Initial Exchange Ratio”) of 300 shares of Common Stock for each $1,000 aggregate principal amount of Notes so exchanged (the “Wilks Exchange”), representing, immediately following the Wilks Exchange, approximately 48.5% of our outstanding Common Stock on a fully-diluted basis.

Exchange Agreement

In connection with the Exchange Agreement, the Noteholders have agreed to amendments to the First Supplemental Indenture, dated as of June 11, 2013 (the “First Supplemental Indenture”), among the Company, the guarantors party thereto and Wilmington Trust, National Association, as successor trustee (the “Trustee”), which amend that certain Base Indenture, dated as of June 11, 2013 (the Base Indenture, and together with the First Supplemental Indenture, the “Indentures”), among the Company, the guarantors party thereto and the Trustee, to be set forth in a second supplemental indenture (the “Second Supplemental Indenture”) that will remove, effective as of the closing of the Wilks Exchange, substantially all of the restrictive covenants and certain of the events of default from the Indentures governing the Notes.

Upon closing of the Wilks Exchange, the full board of directors will be increased by three members to eight directors, three of whom are designated by the Noteholders: Morgan D. Neff, a senior portfolio manager for Wilks Brothers, LLC, Matthew D. Wilks, an officer and portfolio manager for Wilks Brothers, LLC, and Matthew R. Kahn, a consultant and private investor.

The consummation of the Wilks Exchange is subject to the satisfaction or waiver of certain conditions, including (i) the affirmative vote of the holders of a majority of Common Stock present or represented by proxy at the stockholders meeting called for the purpose of approving a proposal to approve the issuance of the Common Stock in the Wilks Exchange for purposes of NASDAQ Listing Rules 5635(b) and (d) (the “NASDAQ Approvals”); (ii) the Second Supplemental Indenture shall have been executed by the Trustee and shall be in full force and effect; (iii) the listing of the share issuance by NASDAQ; and (iv) the absence of any law or order prohibiting the Wilks Exchange. In addition, each of the Company’s and the Noteholders’ obligations to complete the Wilks Exchange is subject to certain other conditions, including (a) subject to the standards set forth in the Exchange Agreement, the accuracy of the representations and warranties of the other party and (b) compliance of the other party with its covenants in all material respects. The parties expect the Wilks Exchange to close in the first quarter of 2017.

The Exchange Agreement contains certain Noteholder standstill provisions, including, but not limited to, restrictions on acquiring additional Notes or voting securities or other property of the Company and participating in voting at the stockholders meeting (the “Stockholders Meeting”) at which the NASDAQ Approval will be sought. The Exchange Agreement requires, if the Wilks Exchange is completed, the Company to use its commercially reasonable efforts to make an offer to the other holders of the Notes to exchange their Notes for shares of Common Stock (the “Follow-On Exchange”). The Follow-On Exchange will be made at the Initial Exchange Ratio or, if the ratio of shares of Common Stock per $1,000 principal amount of Notes obtained by dividing $953.62 per $1,000 principal amount of Notes by the 30-day volume-weighted average price per share at the time of launch of the Follow-On Exchange would be less than the Initial Exchange Ratio, at the Company’s discretion, a ratio between such lesser ratio and the Initial Exchange Ratio. The Follow-On Exchange is conditioned upon the closing of the Wilks Exchange and the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 90,000,000 shares to 180,000,000 shares, which amendment requires the approval at the Stockholders Meeting of the affirmative vote of a majority of the outstanding shares of Common Stock.

The Exchange Agreement contains certain termination rights, including generally, among others, the right of either party to terminate if (i) the closing of the Wilks Exchange shall not have become effective by March 31, 2017; (ii) the NASDAQ Approval is not obtained at the Stockholders Meeting, or (iii) the other party breaches its representations or covenants and such breach would result in the closing conditions not being satisfied. In addition, the Noteholders may terminate the Exchange Agreement if a material default or an event of default exists under the Company’s existing credit facility and has not been cured or waived by the earlier of (i) 30 days after receipt of written notice thereof by the Company and (ii) March 31, 2017.

The foregoing description of the Exchange Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Exchange Agreement and the above description thereof have been included to provide investors and stockholders with information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of the Exchange Agreement as of the specific dates therein, were solely for the benefit of the parties to the Exchange Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Exchange Agreement not in isolation but only in conjunction with the other information about the Company and its business that the Company includes in reports, statements and other filings they make with the U.S. Securities and Exchange Commission.

Stockholder Agreement

In connection with the closing of the Wilks Exchange, the Company will enter into a stockholders agreement (the “Stockholders Agreement”) with the Noteholders, pursuant to which the parties thereto will agree to certain corporate governance and related matters.

Pursuant to the terms of the Stockholders Agreement, the Noteholders, together, will be entitled to designate three (3) designees for appointment to fill three (3) newly created board seats, and when such designee’s terms expire, designate for nomination for election to the Board such directors or replacements for such directors depending on the number of issued and outstanding shares of Common Stock beneficially owned by the Noteholders. If the Noteholders own less than 40% of the Common Stock of the Company at December 31, 2017, then one of the Noteholders director designees will resign. If the Noteholders own 40% or more of the outstanding Common Stock of the Company at December 31, 2017, then one of the directors other than the Noteholders designees will resign. The Board of Directors will be reduced from eight members to seven members in connection with such resignation.

The Stockholders Agreement also grants the Noteholders certain preemptive rights (the “Debt Preemptive Rights”) with respect to certain debt securities that are secured by a lien or security interest that is subordinated in priority to any senior secured first lien indebtedness for borrowed money of any of the Company or its subsidiaries. The Debt Preemptive Rights do not apply to any bank debt financing or other credit facilities. The Stockholders Agreement also grants the Noteholders customary preemptive rights (the “Equity Preemptive Rights”) with respect to common stock or other equity securities of the Company. Both the Debt Preemptive Rights and the Equity Preemptive Rights are subject to customary notification and offer periods.

In addition, the Stockholders Agreement contains restrictions on the ability of the Noteholders to take certain actions, including:

•	Equity Cap: the Noteholders and their controlled affiliates may not beneficially own more than 48.61% of the total number of issued and outstanding shares of Common Stock (the “Equity Cap”).

•	Standstill: the Stockholders Agreement contains a customary “standstill” provision, which restricts the Noteholders and their controlled affiliates from, among other things, (a) acquiring voting securities of the Company or any rights or options to acquire Voting Securities (as defined therein) that would result in the Noteholders and their controlled affiliates beneficially owning shares of Common Stock in excess of the Equity Cap; (b) proposing to have the Noteholders or any controlled affiliate of the Noteholders enter into any merger or business combination involving the Company or propose to have the Noteholders or any controlled affiliate of the Noteholders purchase a material portion of the Company’s assets; (c) make any “solicitation” of “proxies” to vote or consent, or seek to advise or influence any person with respect to the voting of, or granting of a consent with respect to, any voting securities of the Company; (d) form, join or in any way participate in a “group” with respect to voting securities of the Company; (e) other than as required by law, disclose any intention, plan or arrangement inconsistent with the foregoing; (f) except as permitted by the Stockholders Agreement, provide or act as agent for the purpose of obtaining, debt or equity financing for any transaction described in (a) or (b) above; or (g) advise, assist or encourage any other persons in connection any of the foregoing.

•	Restrictions on Transfer: the Noteholders will be subject to a six-month “lock up” with respect to transfers of shares of Common Stock and, for an 18-month period thereafter, “dribble out” limitations.

The Noteholders have also agreed to vote their shares in proportion with the non-Noteholder stockholders on typical annual meeting matters (including the election of directors). These proportionate voting restrictions will be removed upon the earlier to occur of (i) the Company’s equity market capitalization reaching a designated value of between approximately $800 million and $1.1 billion, depending on the results of the Follow-On Exchange and (ii) the termination of the Stockholders Agreement.

The Stockholders Agreement will terminate automatically upon the earlier to occur of (i) such time as the Noteholders and their controlled affiliates no longer beneficially own 10% of the issued and outstanding shares of Common Stock and (ii) the five year anniversary of the closing of the Wilks Exchange.

The foregoing description of the Stockholders Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Form of Stockholders Agreement, a copy of which is attached as Exhibit A to the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

In connection with the closing of the Wilks Exchange, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Noteholders, providing for, among other things, demand and piggyback registration rights with respect to the shares of Common Stock received by Noteholders pursuant to the Wilks Exchange.

The Registration Rights Agreement provides that, following the one year anniversary of the closing of the Wilks Exchange, the Noteholders may make up to two requests for registration in any twelve consecutive month period for all or part of the registrable securities held by the Noteholders so long as such registration is for registrable securities the fair market value of which exceeds $20,000,000. Upon such request, the Company will use commercially reasonable efforts to file an appropriate registration statement and cause such registration statement to be declared effective as promptly as reasonably practicable thereafter.

The Registration Rights Agreement also provides that if at any time the Company proposes to register any of its equity securities under the Securities Act, in connection with the public offering of such securities, the Noteholders will be entitled to certain “piggyback” registration rights permitting the Noteholders to include its shares of Common Stock in such registration, subject to certain marketing and other limitations. As a result, when the Company proposes to file a registration statement under the Securities Act, other than with respect to certain excluded registrations, the Noteholders are entitled to notice of the registration and have the right, subject to certain limitations that a lead underwriter may impose on the number of shares of Common Stock included in the registration, to include their shares of Common Stock in the registration.

The foregoing description of the Registration Rights Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Form of Registration Rights Agreement, a copy of which is attached as Exhibit B to the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. The Common Stock to be issued pursuant to the Wilks Exchange has not been registered under the Securities Act, and the transactions set forth under Item 1.01 of this report have been or will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof as transactions by an issuer not involving any public offering.

Item 7.01.	Regulation FD Disclosure.

On November 2, 2016, the Company issued a press release announcing its entry into the Exchange Agreement.

A copy of the Press Release is furnished herewith as Exhibit 99.1.

On November 2, 2016, the Company posted a presentation titled “Approach Resources Inc. – Third Quarter 2016 Results” under the “Investors – Events – Presentations” section of the Company’s website, www.approachresources.com.

For the benefit of all investors, a copy of the presentation is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Exchange Agreement, dated as of November 2, 2016, by and among Approach Resources Inc., Wilks Brothers, LLC and SDW Investments, LLC.

99.1	Press Release dated November 2, 2016.

99.2	Approach Resources Inc. – Third Quarter 2016 Results

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this current report on Form 8-K, including the attached Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

Date: November 2, 2016	By:	/s/ Josh E. Dazey
		Name:	Josh E. Dazey
		Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement, dated as of November 2, 2016, by and among Approach Resources Inc., Wilks Brothers, LLC and SDW Investments, LLC.

99.1	Press Release dated November 2, 2016.

99.2	Approach Resources Inc. – Third Quarter 2016 Results